
              EXHIBIT 11 - COMPUTATION OF WEIGHTED AVERAGE SHARES
                   USED IN COMPUTING INCOME PER SHARE AMOUNTS
                           (Unaudited, in thousands)


                                                                    Three Months Ended
                                                       ---------------------------------------------
                                                        September 30, 1995       September 30, 1994
                                                       ---------------------   ---------------------
                                                         Common                  Common
                                                       and Common  Assuming    and Common  Assuming
                                                       Equivalent    Full      Equivalent    Full
                                                          Share     Dilution      Share     Dilution
                                                        ----------  --------    ----------  --------
Applicable to General Division Stock:

 Common stock outstanding, beginning of period......      26,755    26,755       24,412       24,412

 Weighted average common stock issued during
  the period........................................         479       851           51           51

 Weighted average common stock assuming
  exercise of options..............................        1,747     1,945          603          754

 Weighted average common stock assuming
  exercise of warrants..............................       1,298     1,454        1,308        1,462

 Weighted average common stock assuming conversion
  of 6 3/4% Convertible Subordinated Notes..........          (A)    1,891           (A)       1,891
                                                          ------    ------       ------       ------
 Weighted average number of shares outstanding......      30,279    32,896       26,374       28,570
                                                          ======    ======       ======       ======
                                                                     Nine Months Ended
                                                      ---------------------------------------------
                                                        September 30, 1995       September 30, 1994
                                                      ---------------------   ---------------------
                                                        Common                   Common
                                                      and Common    Assuming    and Common  Assuming
                                                      Equivalent      Full      Equivalent    Full
                                                        Share       Dilution      Share     Dilution
                                                      ----------    --------     ----------  --------
Applicable to General Division Stock:
  Common stock outstanding, beginning of period......     26,447     26,447       24,292      24,292

  Weighted average common stock issued during
   the period........................................        347      1,214           87          87

  Weighted average common stock assuming
   exercise of options...............................      1,219      1,338          540         590

  Weighted average common stock assuming
   exercise of warrants..............................        803        871        1,198       1,249

  Weighted average common stock assuming conversion
   of 6 3/4% Convertible Subordinated Notes..........         (A)     1,891           (A)      1,891
                                                          ------     ------       ------      ------
  Weighted average number of shares outstanding......     28,816     31,671       26,117      28,109
                                                          ======     ======       ======      ======

(A)  These securities are "other potentially dilutive" securities which effect is included, to the extent such effect is dilutive, in the determination of weighted average shares assuming full dilution.



              EXHIBIT 11 - COMPUTATION OF WEIGHTED AVERAGE SHARES
             USED IN COMPUTING INCOME PER SHARE AMOUNTS (continued)
                           (Unaudited, in thousands)

                                                                                Three Months Ended
                                                                    ----------------------------------------------
                                                                     September 30, 1995       September 30, 1994
                                                                    ---------------------    ---------------------
                                                                      Common                    Common
                                                                    and Common   Assuming    and Common    Assuming
                                                                    Equivalent    Full       Equivalent      Full
                                                                       Share     Dilution       Share      Dilution
                                                                    ----------   --------    ----------    --------
Applicable to TR Stock:
  Common stock outstanding, beginning of period...............        8,818                    3,296

  Weighted average common stock issued during the period......          353                        6

  Weighted average common stock assuming
   exercise of options........................................           (B)                      (B)

  Weighted average common stock assuming
   exercise of warrants.......................................           (B)                      (B)

  Weighted average common stock assuming conversion of
   6 3/4% Convertible Subordinated Notes......................           (A)                      (A)
                                                                     ------                   ------

  Weighted average number of shares outstanding...............        9,171                    3,302
                                                                     ======                   ======

                                                                               Nine Months Ended
                                                                  --------------------------------------------------
                                                                    September 30, 1995           September 30, 1994
                                                                  ---------------------        ---------------------
                                                                    Common                      Common
                                                                   and Common     Assuming    and Common    Assuming
                                                                   Equivalent      Full       Equivalent      Full
                                                                      Share       Dilution      Share       Dilution
                                                                   ----------     --------     ----------   --------
Applicable to TR Stock:
  Common stock outstanding, beginning of period...............        8,675                      3,279

  Weighted average common stock issued during the period......          196                         12

  Weighted average common stock assuming
   exercise of options........................................           (B)                        (B)

  Weighted average common stock assuming
   exercise of warrants.......................................           (B)                        (B)

  Weighted average common stock assuming conversion of
   6 3/4% Convertible Subordinated Notes......................           (A)                        (A)
                                                                     ------                     ------

  Weighted average number of shares outstanding...............        8,871                      3,291
                                                                     ======                     ======

(A)   These securities are "other potentially dilutive" securities which effect
      is included, to the extent such effect is   dilutive, in the determination of
      weighted average shares assuming full dilution.
(B)   The effect of assumed conversion is antidilutive.